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              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 5, 1998 included and incorporated by reference in Avon Products, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997 and to all references to our Firm in this Registration Statement.




                             PricewaterhouseCoopers L.L.P




New York, New York
October 21, 1998